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Carolina Power & Light Company
SUPPLEMENTAL  DATA                                    Three Months Ended         Six Months Ended           Twelve Months Ended
                                                            June 30                   June 30                     June 30

                                                      1997        1996          1997         1996           1997          1996
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Operating Revenues (in thousands)
  Residential                                       $ 191,479   $ 204,385    $  439,862   $  488,663   $   943,351    $ 1,013,157
  Commercial                                          150,331     150,338       299,971      301,916       625,934        629,455
  Industrial                                          184,613     178,985       355,505      342,229       734,864        723,519
  Government and municipal                             17,463      18,966        36,900       39,025        73,267         79,859
  Power Agency contract requirements                   19,627      23,422        28,746       48,874        76,666        103,418
  NCEMC                                                46,480      54,293       100,700      124,430       210,923        281,237
  Other wholesale                                      18,938      19,990        44,259       41,895        89,828         83,776
  Other utilities                                      23,265      22,412        48,844       56,109        97,812        100,587
  Miscellaneous revenue                                13,827      13,177        27,320       26,412        55,625         50,895
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            Total Operating Revenues                $ 666,023   $ 685,968    $ 1,382,107  $ 1,469,553  $ 2,908,270    $ 3,065,903
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Energy Sales (millions of kWh)
  Residential                                           2,451       2,640         5,719        6,448        11,881         12,840
  Commercial                                            2,342       2,335         4,629        4,657         9,587          9,594
  Industrial                                            3,877       3,691         7,392        7,025        14,823         14,337
  Government and municipal                                284         319           610          655         1,219          1,343
  Power Agency contract requirements                      460         615           840        1,385         1,977          2,759
  NCEMC                                                   825         862         1,772        1,953         3,766          4,923
  Other wholesale                                         480         503         1,047          983         2,078          1,963
  Other utilities                                       1,026       1,080         2,185        2,652         4,433          4,410
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            Total Energy Sales                         11,745      12,045        24,194       25,758        49,764         52,169
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Energy Supply (millions of kWh)
  Generated - coal                                      5,850       4,884        11,260       12,027        24,092         25,104
              nuclear                                   4,743       5,805        10,615       10,484        20,416         20,541
              hydro                                       253         211           571          523           931            894
              combustion turbines                          48          15            50           29            88             85
  Purchased                                             1,367       1,828         2,582        3,724         6,152          7,613
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            Total Energy Supply (Company Share)        12,261      12,743        25,078       26,787        51,679         54,237
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Detail of Income Taxes (in thousands)
  Included in Operating Expenses
    Income tax expense (credit) - current           $  41,115   $  58,915    $  129,823   $  125,020   $   166,753    $   200,115
                                - deferred            (16,721)     10,868       (41,841)      24,470        51,947        118,480
       - investment tax credit adjustments             (2,558)     (2,611)       (5,117)      (5,223)      (10,339)        (9,461)
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        Subtotal                                       21,836      67,172        82,865      144,267       208,361        309,134
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    Harris Plant deferred costs-
           investment tax credit adjustments              (40)        (74)         (100)        (149)         (237)          (297)
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            Total Included in Operating Expenses       21,796      67,098        82,765      144,118       208,124        308,837
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  Included in Other Income
    Income tax expense (credit) - current              (3,297)     (6,189)       (5,684)     (11,626)      (20,465)       (26,852)
                                - deferred              1,258       1,771           559        2,795        10,324          5,977
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            Total Included in Other Income             (2,039)     (4,418)       (5,125)      (8,831)      (10,141)       (20,875)
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               Total Income Tax Expense             $  19,757   $  62,680    $   77,640   $  135,287   $   197,983    $   287,962
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FINANCIAL STATISTICS

Ratio of earnings to fixed charges                                                                            3.74           4.07
Return on average common stock equity                                                                        12.72%         15.03%
Book value per common share                                                                            $     18.82    $     18.33
Capitalization ratios
    Common stock equity                                                                                      51.14%         49.32%
    Preferred stock - redemption not required                                                                 1.12           2.69
    Long-term debt, net                                                                                      47.74          47.99
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            Total                                                                                           100.00%        100.00%
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See Notes to Consolidated Interim Financial Statements.
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